UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2004 (April 1, 2004)

SEQUA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-804	13-1885030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166

(Address of principal executive officers)	(Zip code)

Registrant's telephone number, including area code	(212) 986-5500

None

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

     On April 1, 2004, Sequa Corporation (Sequa), through its TurboCombustor Technology, Inc. unit (TCT), an affiliated subsidiary of Chromalloy Gas Turbine Corporation, sold the business and substantially all of the assets and certain of the liabilities of TCT to TCT Acquisition, Inc. TCT received $32.0 million in cash, subject to certain adjustments, and $8 million Face Amount of Series B Convertible Preferred Stock representing up to an 18.2% ownership interest in TCT Acquisition, Inc. An investor group that includes CAI Partners & Co., II L.P. of New York, Toronto, Montreal and Vancouver; Aero Equity Fund Inc. of Savannah, Georgia; and certain management executives of TCT Acquisition, Inc. hold the remaining 81.8% ownership interest.

The TCT business employed approximately 260 employees in Florida, and manufactured complex sheet metal fabrications for gas turbine engines used in the aerospace and industrial markets.

A copy of Sequa's press release dated April 1, 2004 is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits
(b)	Unaudited pro forma financial information of Sequa reflecting the sale of the TCT business.

The unaudited pro forma consolidated financial information gives effect to the sale of the TCT business as if the disposition had occurred, for balance sheet purposes on December 31, 2003, and for income statement purposes on January 1, 2003. The Pro Forma Consolidated Balance Sheet at December 31, 2003 includes an estimated $2.6 million after-tax gain on the sale of the TCT business. This pro forma adjustment has not been made to the Pro Forma Statement of Operations as it will not have a continuing impact on Sequa's results of operations.

The pro forma adjustments are based on presently available information. The pro forma gain on the sale of the TCT business is based on the net book value at December 31, 2003 of the net assets sold and a preliminary purchase price which is subject to final cash settlement adjustments. Sequa's final accounting for the disposition of the TCT business is still under review by management and is anticipated to be finalized in the third quarter of 2004. Accordingly, Sequa's actual recording of the disposition may differ from the pro forma financial information. The unaudited pro forma financial information has been included as required by the Securities and Exchange Commission and is not necessarily indicative of the results that would have been reported had the disposition actually occurred on the dates specified, nor is it indicative of the results that may be obtained in the future.

SEQUA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 2003
(Amounts in thousands)
(Unaudited)
		Pro Forma Adjustments

		Sale of
	Sequa	TCT		Other	Sequa
	Historical	Business		Adjustments	Pro Forma

Current assets
Cash and cash equivalents	$184,293	$29,882	(A)	$	$214,175
Trade receivables, net	318,998	(3,787)	(B)		315,211
Inventories	404,144	(9,886)	(B)		394,258
Assets of discontinued operations	21,122				21,122
Deferred income taxes	50,071				50,071
Other current assets	37,859	(281)	(B)		37,578

Total current assets	1,016,487	15,928		-	1,032,415

Investments
Investments and other receivables	90,552	5,175	(C)		95,727
Assets of discontinued operations	76,751				76,751

	167,303	5,175		-	172,478

Property, plant and equipment, net	447,560	(12,241)		-	435,319

Other assets
Goodwill	149,152	(3,586)	(D)		145,566
Deferred income taxes	15,097	(3,238)	(G)		11,859
Deferred charges and other assets	97,225				97,225

	261,474	(6,824)		-	254,650

Total assets	$1,892,824	$2,038		$-	$1,894,862

Current Liabilities
Current maturities of long-term debt	2,508				2,508
Accounts payable	168,444	(1,253)	(B)		167,191
Taxes on income	21,363				21,363
Liabilities of discontinued operations	7,440				7,440
Accrued expenses	168,580	712	(B),(F)		169,292

Total current liabilities	368,335	(541)		-	367,794

Noncurrent liabilities
Long-term debt	798,166				798,166
Liabilities of discontinued operations	1,787				1,787
Other noncurrent liabilities	126,445				126,445

	926,398	-		-	926,398

Shareholders' equity
Preferred and common stock	11,845				11,845
Capital in excess of par	290,043				290,043
Retained earnings	383,408	2,579	(E)		385,987
Accumulated other comprehensive income	(9,398)				(9,398)

	675,898	2,579		-	678,477
Less: Cost of treasury stock	77,807				77,807

Total shareholders' equity	598,091	2,579		-	600,670

Total liabilities and shareholders' equity	$1,892,824	$2,038		$-	$1,894,862

SEQUA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
(Amounts in thousands)
(Unaudited)

		Pro Forma Adjustments

	Sequa	TCT	Other		Sequa
	Historical	Results	Adjustments		Pro Forma

Sales	$1,665,461	$(39,272)	$-		$1,626,189

Costs and expenses
Cost of sales	1,391,119	(33,522)	-		1,357,597
Selling, general and
administrative	217,308	(1,529)	-		215,779

	1,608,427	(35,051)	-		1,573,376

Operating income	57,034	(4,221)	-		52,813

Other income (expense)
Interest expense	(68,289)	-	-		(68,289)
Interest income	2,475	-	-		2,475
Equity in income of unconsolidated joint ventures	9,673	-	-		9,673
Other, net	772	-	243	(H)	1,015

Income (loss) from continuing operations
before income taxes	1,665	(4,221)	243		(2,313)

Income tax benefit (provision)	3,200	1,395	(95)	(I)	4,500

Income from continuing operations	4,865	(2,826)	148		2,187

Preferred dividends	(2,064)	-	-		(2,064)

Income from continuing operations

available to common shareholders	$2,801	$(2,826)	$148		$123

Weighted average common shares
Basic	10,436				10,436
Diluted	10,437				10,437

Basic and diluted earnings per share
from continuing operations	$0.27				$0.01

Sequa Corporation and Subsidiaries

Notes to Pro Forma Statements

(Dollars in thousands)

(Unaudited)

Pro Forma Balance Sheet Adjustments:
(A)

Estimated adjusted cash proceeds from the sale of the TCT business. The preliminary purchase price has been adjusted to reflect an estimated cash settlement adjustment as of December 31, 2003. (See (E) below).

(B)	Net operating assets of the TCT business sold.

(C)	Net book value of the up to 18.2% ownership interest retained in the TCT business including an allocation of goodwill of Sequa's Aerospace segment.

(D)	Allocation of goodwill of Sequa's Aerospace segment to the TCT business.

(E)	Preliminary after-tax gain, in thousands of dollars, on the sale of the TCT business which was calculated as follows:

Preliminary cash proceeds	$32,000
Estimated cash settlement adjustment	(2,118)

Estimated adjusted cash proceeds	29,882
Book value as of December 31, 2003 of net assets sold	(20,331)
Allocation of goodwill of Sequa's Aerospace segment to the sale	(2,934)
Estimated other closing costs	(800)

Estimated pre-tax gain on sale	5,817
Tax provision	(3,238)

Estimated after-tax gain on sale	$2,579

The tax provision was calculated at a rate specific to TCT of 37% after adding back non-deductible goodwill.

(F)

Estimated other accrued closing costs primarily consist of a pension plan curtailment loss, an estimated incremental increase in workers compensation claims in anticipation of the sale and other miscellaneous closing costs.

(G)	The tax effect on the sale of the TCT business.

Sequa Corporation and Subsidiaries

Notes to Pro Forma Statements

(Dollars in thousands)

(Unaudited)

Pro Forma Statement of Operations Adjustments:
(H)

Elimination of discount expense associated with the sale of receivables. While there were no receivables sold as of December 31, 2003, the pro forma adjustments with respect to the Consolidated Statement of Operations give effect to the sale of the TCT business as though the disposition had occurred on January 1, 2003.

(I)	The tax effect at 39% on the pro forma adjustments.

Note:	No pro forma adjustments have been made to impute interest income on cash generated by the disposition in excess of any amounts repaid related to receivables sold and presumed to be repurchased.

(c)	Exhibits

2.1.	Purchase Agreement by and among Chromalloy Gas Turbine Corporation, TurboCombustor Technology, Inc. and TCT Acquisition, Inc. dated April 1, 2004.

2.2.	Press release of Sequa dated April 1, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEQUA CORPORATION

	BY	/S/ HOWARD M. LEITNER

Howard M. Leitner
Senior Vice President, Finance
(Chief Financial Officer)

April 15, 2004